Exhibit 99

   Norstan Reports Second Quarter Fiscal 2004 Results; Company Reports Stable
                  Revenue, Improving Gross Margin Sequentially

    MINNEAPOLIS--(BUSINESS WIRE)--Dec. 16, 2003--Norstan, Inc. (Nasdaq:NRRD), a leading provider of communications technology solutions and services, today reported revenues of $56.4 million for the second quarter ended November 1, 2003, relatively flat as compared to the $56.9 million reported in the first quarter of the same fiscal year. Gross margins of 29.4% improved from the 28.1% reported one quarter ago. The company reported a second quarter net loss of $3.4 million, or $0.26 per share, versus a reported first quarter loss of $1.9 million, or $0.15 per share.
    During the second fiscal quarter of 2004, Norstan recorded restructuring and other charges of $4.2 million consisting of a restructuring charge of $3.7 million and a write-off of certain fixed assets in the amount of $500,000.
    Excluding the restructuring and other charges, operating results improved by $2.0 million as compared to results reported last fiscal quarter. This improvement is the result of the workforce reduction, which will have a more significant bottom line impact in the third and fourth quarters of fiscal 2004.
    "While other sectors of the economy have shown some signs of improvement, the telecommunications industry continues to experience a difficult business environment," said James C. "Jim" Granger, CEO and President of Norstan. "We're nonetheless heartened by the fact that our revenues on a sequential basis remained relatively flat and our gross margins improved, however, we will continue to monitor our costs going forward and take appropriate actions as required to improve our profitability."

    New Bank Agreement

    Subsequent to the quarter end, Norstan entered a new five-year $27.5 million bank agreement with Wells Fargo Foothill, Inc. consisting of a $5.0 million revolving line of credit and a $22.5 million term loan (see news release dated December 11, 2003).

    Year-Over-Year Comparison

    Second quarter fiscal 2004 revenues declined approximately one percent from $57.1 million reported in the same period last year. Gross margin was down from the 31.5% reported in the second quarter of fiscal 2003, the continuing result of changes in product mix. Including $4.2 million in restructuring and other charges, operating results declined from the operating income of $1.2 million reported in the second quarter of fiscal 2003. Second quarter net losses increased from the net income of $584,000 in the same period last fiscal year.

    2004 Year-To-Date Results

    For the six-month period ending November 1, 2003, Norstan recorded revenues of $113.3 million, an increase of 3.8% from the same six-month period of fiscal 2003. Gross margin of 28.7% declined from the 31.6% in the comparable period of fiscal 2003. Including the restructuring and other charges of $4.2 million incurred in the second quarter of fiscal 2004, Norstan reported operating losses of $7.9 million as compared to operating income of $1.9 million reported for the prior year's six-month period. Net loss from continuing operations totaled $5.4 million, or $0.42 per share, as compared to net income from continuing operations of $473,000, or $0.03 per share, in the comparable period of fiscal 2003. For the six-month period, net losses totaled $5.3 million, or $0.41 per share, versus net income of $2.8 million, or $0.21 per share, reported in fiscal 2003. During fiscal 2003, Norstan reported a $2.3 million net gain on the disposal of discontinued operations.
    Excluding the second quarter fiscal 2004 restructuring and other charges, net loss from continuing operations for the six-month period of fiscal 2004 totaled $2.9 million, or $0.22 per share.

    Conference Call and Webcast

    Norstan will discuss its second quarter fiscal 2004 results on a conference call scheduled today, December 16, at 5 p.m. Eastern time. The conference call can be accessed toll-free by callers at (888) 443-9986 or on the Internet at www.norstan.com. Starting today at approximately 7:00 p.m. Eastern time, the replay of the call can be accessed toll-free until midnight, December 23, by dialing (800) 642-1687 (conference ID number is 3921210) or on the Internet at www.norstan.com.

    Cautionary Statement Under the Private Securities Litigation
Reform Act of 1995

    This release contains forward-looking statements within the meaning of the Private Securities Litigation Acts of 1995. A number of factors should be considered in conjunction with the above forward-looking statements, including changes in economic and market conditions, factors related to the development of new technologies, product pricing, industry regulation, management of growth, integration of acquisitions, access to adequate long-term financing and other factors set forth in cautionary statements included in Norstan's Form 10-K and other documents as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date of this release. The company undertakes no obligation to update these forward-looking statements to reflect events and circumstances that may arise after the date of this release. Disclosure of revenue dollars are not intended to reflect materiality, and are subject to confidentiality provisions and customer consent.

    About Norstan, Inc.

    Norstan, Inc. (Nasdaq:NRRD) - ...the technology services people who improve the way their customers communicate. A full-service telecommunications solutions company that delivers voice and data technologies and services, and remanufactured equipment to select corporate end-users and channel partners. Norstan also offers a full range of technologies for call center design, messaging, infrastructure, conferencing and mobility. Norstan has offices throughout North America. To learn more, visit the Norstan website at www.norstan.com.

    Norstan and associated product names are trademarks or registered trademarks of Norstan, Inc. in the United States and/or other countries. All other products and services mentioned in this document may be trademarks of the companies with which they are associated.



                    NORSTAN, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)




                                    For the Quarter    For the Six
                                          Ended        Months Ended
                                   ----------------- -----------------

                                    Nov. 1, Oct. 26,  Nov. 1, Oct. 26,
                                     2003     2002     2003     2002
                                   -------- -------- -------- --------

Revenues

  Communications Technology
   Solutions and Services          $48,167  $48,732  $97,221  $92,559
  Resale Services                    7,898    7,429   15,164   14,828
  Financial Services                   381      916      945    1,773
                                   -------- -------- -------- --------

     Total revenues                 56,446   57,077  113,330  109,160
                                   -------- -------- -------- --------

Cost of sales                       39,826   39,081   80,744   74,656
                                   -------- -------- -------- --------

Gross margin

  Communications Technology
   Solutions and Services           13,179   14,328   26,092   27,568
  Resale Services                    2,926    2,807    5,334    5,312
  Financial Services                   515      861    1,160    1,624
                                   -------- -------- -------- --------

     Total gross margin             16,620   17,996   32,586   34,504
                                   -------- -------- -------- --------

    Selling, general, and
     administrative expenses        17,469   16,816   36,316   32,555
    Restructuring and other
     charges                         4,180        -    4,180        -
                                   -------- -------- -------- --------

Operating income (loss)             (5,029)   1,180   (7,910)   1,949

    Interest expense                  (553)    (487)  (1,001)  (1,179)
    Other income (expense), net         18       (1)      24       (7)
                                   -------- -------- -------- --------

Net income (loss) from continuing
 operations before taxes            (5,564)     692   (8,887)     763

    Income tax provision (benefit)  (2,169)     263   (3,466)     290
                                   -------- -------- -------- --------

Net income (loss) from continuing
 operations                         (3,395)     429   (5,421)     473

Discontinued operations (net of tax):
   Income from operations of
    discontinued operations              -        -        -       20
   Gain (loss) from disposal of
    discontinued operations             (5)     155      150    2,284
                                   -------- -------- -------- --------

Net income (loss)                  $(3,400)    $584  $(5,271)  $2,777
                                   ======== ======== ======== ========

Net income (loss) per share -
 Continuing operations              $(0.26)   $0.03   $(0.42)   $0.03
Net income (loss) per share -
 Discontinued operations             (0.00)    0.01     0.01     0.18
                                   -------- -------- -------- --------

Net income (loss) per share         $(0.26)   $0.04   $(0.41)   $0.21
                                   ======== ======== ======== ========

Weighted average shares
 outstanding                        12,984   12,817   12,939   12,966
                                   ======== ======== ======== ========


                    NORSTAN, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                 (In Thousands, Except Share Amounts)


                                                    Nov. 1,  April 30,
                                                     2003      2003
                                                   --------- ---------
                                ASSETS
                                ------

CURRENT ASSETS
Cash                                                 $1,693    $1,185
Accounts receivable, net                             32,090    33,523
Current lease receivables                             5,867     6,846
Inventories                                           8,255     7,248
Costs and estimated earnings in excess of billings    5,161     5,746
Prepaid expenses, deposits and other                  5,723     5,216
                                                   --------- ---------

           Total current assets                      58,789    59,764
                                                   --------- ---------

PROPERTY AND EQUIPMENT
Furniture, fixtures and equipment                    92,751    89,988
Less accumulated depreciation and amortization      (76,388)  (72,304)
                                                   --------- ---------

           Net property and equipment                16,363    17,684
                                                   --------- ---------

OTHER ASSETS
Lease receivables, net                                2,782     5,503
Deferred income taxes                                16,356    12,564
Net non-current assets of discontinued operations       623       693
Goodwill                                              4,524     4,379
Intangible and other assets                           2,438     2,735
                                                   --------- ---------

           Total other assets                        26,723    25,874
                                                   --------- ---------

                                                   $101,875  $103,322
                                                   ========= =========

                 LIABILITIES AND SHAREHOLDERS' EQUITY
                 ------------------------------------

CURRENT LIABILITIES
Current maturities of long-term debt                 $3,403    $1,641
Current maturities of discounted lease rentals        3,835     4,897
Accounts payable                                     17,147    14,465
Deferred revenue                                     19,589    21,521
Accrued liabilities                                  11,001    11,031
Net current liabilities of discontinued operations       63       150
Billings in excess of costs and estimated earnings    7,738     6,827
                                                   --------- ---------

           Total current liabilities                 62,776    60,532
                                                   --------- ---------

LONG-TERM DEBT, NET                                  18,100    15,600
DISCOUNTED LEASE RENTALS, NET                         1,822     3,600
                                                   --------- ---------

           Total liabilities                         82,698    79,732
                                                   --------- ---------

SHAREHOLDERS' EQUITY
Common stock - $0.10 par value: 40,000,000
 authorized shares: 13,092,612 and 12,784,122
 shares issued and outstanding                        1,309     1,278
Capital in excess of par value                       57,613    56,891
Accumulated deficit                                 (37,791)  (32,520)
Unamortized cost of stock                               (97)     (134)
Accumulated other comprehensive loss                 (1,857)   (1,925)
                                                   --------- ---------

           Total shareholders' equity                19,177    23,590
                                                   --------- ---------

                                                   $101,875  $103,322
                                                   ========= =========


                    Norstan, Inc. and Subsidiaries
            Reconciliation of Non-GAAP Financial Measures
                            (In Thousands)



Operating loss - before restructuring and other charges
-------------------------------------------------------

                                   For the  For the
                                   Quarter  Quarter
                                    Ended    Ended
                                   -------- --------
                                   Nov. 1,  Aug. 2,
                                     2003     2003
                                   -------- --------

Operating loss -  before
 restructuring and other charges     $(849) $(2,881)

Restructuring and other charges     (4,180)       -
                                   -------- --------

Operating loss                     $(5,029) $(2,881)
                                   ======== ========


Net loss from continuing operations - before restructuring and other charges
----------------------------------------------------------------------

                                            For the
                                   For the    Six
                                   Quarter   Months
                                    Ended    Ended
                                   -------- --------
                                   Nov. 1,  Nov. 1,
                                     2003     2003
                                   -------- --------

Net loss from continuing             $(845) $(2,871)
 operations - before restructuring
 and other charges

Restructuring and other charges     (4,180)  (4,180)
Change in income tax (provision)
 benefit                             1,630    1,630
                                   -------- --------

Net loss from continuing
 operations                        $(3,395) $(5,421)
                                   ======== ========





Earnings before interest, taxes, depreciation and amortization -
 continuing operations
----------------------------------------------------------------------


                                        For the          For the
                                     Quarter Ended   Six Months Ended
                                   ----------------- -----------------

                                   Nov. 1,  Oct. 26, Nov. 1,  Oct. 26,
                                     2003     2002     2003     2002
                                   -------- -------- -------- --------

EBITDA - continuing operations     $(2,803)  $3,676  $(3,495)  $7,008

Interest expense                      (553)    (487)  (1,001)  (1,179)
Income tax (provision) benefit       2,169     (263)   3,466     (290)
Depreciation and amortization       (2,208)  (2,497)  (4,391)  (5,066)
                                   -------- -------- -------- --------

Net income (loss) - continuing
 operations                        $(3,395)    $429  $(5,421)    $473
                                   ======== ======== ======== ========



    CONTACT: Norstan, Inc., Minneapolis
             Jan W. Drymon, 952-352-4292
             jan.drymon@norstan.com
             or
             The Carideo Group
             Tony Carideo, 612-317-2880
             tony@carideogroup.com